                                                                  Exhibit (g)(3)


                         AMENDMENT TO CUSTODY AGREEMENT


     This Amendment dated as of June 15, 1999 (the "Amendment") is made to the Transfer Agent and Registrar Agreement, dated as of December 31, 1996 (the "Agreement"), as amended on June 16, 1998, between The FBR Family of Funds (the "Trust") and Custodial Trust Company.

     The Trust and Custodial Trust Company agree that the Agreement shall, as of the date first written above, be amended as follows:

1. Schedule A of the Agreement shall be deleted in its entirety and the Schedule A attached hereto shall be substituted in its place.

     In all other respects, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


THE FBR FAMILY OF FUNDS


By:
      ---------------------------

Title:
      ---------------------------


CUSTODIAL TRUST COMPANY


By:
      ---------------------------

Title:
      ---------------------------

                                    EXHIBIT A


                                   PORTFOLIOS
                                   ----------

FBR Financial Services Fund

FBR Small Cap Financial Fund

FBR Small Cap Value Fund

FBR Realty Growth Fund

FBR Technology Fund



116172.1